As filed with the Securities and Exchange Commission on September 5, 2023

Registration No. 333-267031

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Akili, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1586159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

125 Broad Street, Fifth Floor

Boston, Massachusetts 02110

(617) 313-8853

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

W. Edward Martucci II, Ph.D.

Chief Executive Officer

Akili, Inc.

125 Broad Street, Fifth Floor

Boston, Massachusetts 02110

(617) 456-0597

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel J. Espinoza, Esq. Sarah Ashfaq, Esq. Lauren Visek, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts (617) 570-1000	Jacqueline Studer, Esq. Chief Legal Officer Akili, Inc. 125 Broad Street, Fifth Floor Boston, Massachusetts 02110 (617) 313-8853

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 24, 2022, Akili, Inc. filed a registration statement on Form S-1 (File No. 333-267031) (as amended on September 12, 2022 and September 30, 2022, the “Registration Statement”) which registered for resale up to 43,414,721 shares of our common stock held by the selling securityholders named therein. On March 21, 2023, we filed Post-Effective Amendment No. 1 with the Securities and Exchange Commission (“SEC”).

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) is being filed by the registrant (i) to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3 and (ii) to update certain information regarding the Selling Securityholders named in the prospectus, including a reduction in the number of shares of common stock being offered by the Selling Securityholders to 42,924,035 shares of common stock to reflect sales or other dispositions of such securities by the Selling Securityholders since the filing of the initial Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2023

PRELIMINARY PROSPECTUS

42,924,035 SHARES OF COMMON STOCK

OF

AKILI, INC.

This prospectus relates to (i) the resale of 16,100,110 shares of common stock issued in the PIPE Investment (as defined below) by certain of the selling securityholders, acquired at a purchase price of $10.00 per share; (ii) the resale of 6,061,910 shares of common stock issued upon consummation of the Business Combination (as defined below), in exchange for Class B ordinary shares of SCS (as defined below) originally issued to the Sponsor (as defined below) at a purchase price of $0.004 per share; (iii) the resale of 640,000 shares of common stock issued upon consummation of the Business Combination (as defined below), in exchange for Class A ordinary shares of SCS (as defined below) originally issued to the Sponsor (as defined below) at a purchase price of $10.00 per share; (iv) the resale of 2,494,549 shares of common stock held by certain of our current and former directors, acquired at a weighted average purchase price of $1.53 per share; (v) the resale of 15,684,066 shares of common stock issued to certain former equity holders of Akili (as defined below) pursuant to the Business Combination, acquired at a weighted average purchase price of $3.20 per share; (vi) the issuance by us and resale of 1,876,687 shares of common stock reserved for issuance upon the exercise of options to purchase common stock held by persons who previously ended their relationship with Akili prior to or concurrently with the Closing to the Business Combination, which have a weighted average exercise price of $3.02 per share; (vii) the resale of 16,713 shares of common stock issued for exercised stock options; and (viii) the resale of 50,000 shares of common stock previously issued upon the settlement of restricted stock units. We collectively refer to the selling securityholders covered by this prospectus as the “Selling Securityholders”.

On August 19, 2022, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 26, 2022 (the “Merger Agreement”), by and among Social Capital Suvretta Holdings Corp. I, a Cayman Islands exempted company (“SCS”), Karibu Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SCS (“Merger Sub”), and Akili Interactive Labs, Inc., a Delaware corporation (“Akili”). As contemplated by the Merger Agreement, SCS was domesticated as a Delaware corporation and changed its name to “Akili, Inc.” (the “Domestication”). Following the Domestication, Merger Sub merged with and into Akili, the separate corporate existence of Merger Sub ceased and Akili survived as a wholly owned subsidiary of Akili, Inc. (the “Merger” and, together with the Domestication, the “Business Combination”).

We are registering the resale of shares of common stock as required by (i) the amended and restated registration rights agreement, dated as of August 19, 2022 (the “Registration Rights Agreement”), entered into by and among Akili, Inc., SCS Sponsor I LLC, certain affiliates of SCS Sponsor I LLC, certain directors and advisors of SCS and certain former stockholders of Akili, and (ii) the subscription agreements, entered into by and among SCS and certain qualified institutional buyers and accredited investors relating to the purchase of shares of common stock in private placements consummated in connection with the Business Combination.

We will receive the proceeds from any exercise of outstanding stock options, but not from the resale of any of the securities registered hereby by the Selling Securityholders. The amount of aggregate proceeds from exercise of outstanding stock options to which this registration statement relates could be up to approximately $5,665,727. The exercise prices of such outstanding stock options range from $0.01 to $5.95 per share, with a weighted average exercise price of $3.02 per share. There is no assurance that stock options will be in the money prior to their expiration or that the holders of such securities will elect to exercise any or all of such securities for cash. We believe the likelihood that these holders will exercise such securities, and therefore any cash proceeds that we may receive in relation to the exercise of such securities will be dependent on the trading price of our common stock. If the market price for our common stock is less than the exercise price of stock options, we believe the holders of such stock options will be unlikely to exercise such securities. See “Use of Proceeds.”

We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.

Prior to the extraordinary general meeting of SCS in connection with the Business Combination held on August 18, 2022, holders of 24,772,478 SCS class A ordinary shares exercised their right to redeem those shares for cash at a price of $10.03 per share for an aggregate redemption amount of approximately $248.5 million, representing approximately 99.09% of SCS’s Class A ordinary shares. The shares of common stock being offered for resale in this prospectus, excluding those issuable upon the exercise of stock options, represent approximately 54.9% of our total outstanding shares of common stock as of August 30, 2023. Additionally, if all the stock options are exercised, the holders of such stock options would own an additional 1,876,687 shares of common stock, representing approximately 2.3% of our total shares of common stock outstanding following such exercise as of August 31, 2023. The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our shares of common stock. Despite such a decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the difference in the purchase prices of which they purchased the securities described above. See “Risk Factors.

Trading of our common stock began on Nasdaq Capital Market (“Nasdaq”) on August 22, 2022, under the ticker symbol “AKLI”. On August 31, 2023, the closing sale price of our common stock as reported by Nasdaq was $0.98 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 12 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of shares of common stock issuable upon the exercise of stock options. We will receive proceeds from any exercise of stock options for cash.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement or incorporated by reference is accurate as of its date only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Securityholders and their permitted transferees may use this shelf registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution”. More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference”.

Unless the context indicates otherwise, references in this prospectus to the “company”, “we”, “us”, “our” and similar terms refer to Akili, Inc. (f/k/a Social Capital Suvretta Holdings Corp. I) and its consolidated subsidiaries. References to “SCS” refer to our predecessor company prior to the consummation of the Business Combination (the “Closing”, and the date of the consummation of the Business Combination, the “Closing Date”). References to “Akili” refer to Akili Interactive Labs, Inc. prior to the Closing.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

TRADEMARKS

This document or documents incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. Akili, Inc. does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“Business Combination” are to the Domestication together with the Merger;

•	“Bylaws” are to the bylaws of Akili, Inc.

•	“Certificate of Incorporation” are to the certificate of incorporation of Akili, Inc.;

•	“Closing” are to the closing of the Business Combination;

•

“Company,” “we,” “us” and “our” are to SCS prior to its domestication as a corporation in the State of Delaware and to Akili, Inc. after its domestication as a corporation incorporated in the State of Delaware, including after its change of name to Akili, Inc.;

•	“Continental” are to Continental Stock Transfer & Trust Company

•	“DGCL” are to the General Corporation Law of the State of Delaware;

•	“Domestication” are to the domestication of Social Capital Suvretta Holdings Corp. I as a corporation incorporated in the State of Delaware;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Merger” are to the merger of Merger Sub with and into Akili, with Akili surviving the merger as a wholly owned subsidiary of Akili, Inc.;

•	“Merger Sub” are to a Delaware corporation and subsidiary of SCS;

•	“Nasdaq” are to the Nasdaq Capital Market;

•	“PIPE Investment” are to the purchase of shares of Akili, Inc. common stock pursuant to the Subscription Agreements;

•

“Registration Rights Agreement” are to the Amended and Restated Registration Rights Agreement dated as of August 19, 2022, by and among Akili, Inc. (following the Domestication), the Sponsor, certain affiliates of the Sponsor, certain directors and advisors of SCS and certain former stockholders of Akili;

•	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“SCS” are to Social Capital Suvretta Holdings Corp. I, prior to its domestication as a corporation in the State of Delaware;

•	“SEC” are to the U.S. Securities and Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Sponsor” are to SCS Sponsor I LLC, a Cayman Islands limited liability company, the sponsor of SCS; and

•	“Subscription Agreements” are to the subscription agreements pursuant to which the PIPE Investment was consummated.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for our future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	our ability to achieve and maintain profitability in the future;

•	our financial performance and ability to respond to general economic conditions;

•	our ability to manage our business in a cost-efficient manner;

•	our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth;

•	our ability to successfully manage and execute on our strategy to obtain regulatory approval and commercialize EndeavorOTC in adults with ADHD;

•	our ability to achieve and maintain market acceptance and adoption of EndeavorRx, EndeavorOTC and any other future digital therapeutics by patients and physicians;

•	our ability to obtain or maintain adequate insurance coverage and reimbursement for EndeavorRx, EndeavorOTC and any other products;

•	our ability to accurately forecast demand for EndeavorRx, EndeavorOTC and any other future products;

•	our ability to obtain or maintain access for EndeavorRx, EndeavorOTC and any other future products via the Apple Store and the Google Play Store;

•	the effect of uncertainties related to the ongoing COVID-19 pandemic;

•

our ability to maintain or obtain patent protection and/or the patent rights relating to EndeavorRx, EndeavorOTC and our other product candidates and our ability to prevent third parties from competing against us;

•	our ability to successfully commercialize EndeavorRx, EndeavorOTC and any other future products;

•

our ability to maintain regulatory approval for EndeavorRx in the approved indication, to obtain and maintain regulatory approval for EndeavorRx in additional indications, and to obtain and maintain regulatory approval for EndeavorOTC and any other future products or product candidates, in the U.S. and in foreign markets, and any related restrictions or limitations of an approved product or product candidate;

•	our ability to obtain funding for our operations, including funding necessary to further develop, advance and commercialize EndeavorRx, EndeavorOTC and our other product candidates;

•	our ability to retain our key executives and to attract and retain highly skilled employees;

•	our ability to identify, in-license or acquire additional technology or product candidates;

•	our ability to successfully protect against security breaches and other disruptions to our information technology structure;

•	the impact of applicable laws and regulations, whether in the U.S. or foreign jurisdictions, and any changes thereof;

•	our ability to successfully compete against other companies developing similar products to our current and future product offerings;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to establish and maintain an effective system of internal controls over financial reporting;

•	our ability to maintain the listing of our securities on Nasdaq;

•	the outcome of any legal or governmental proceedings that may be instituted against us; and

•	other factors detailed under the section titled “Risk Factors”.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements. See also the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

Company Overview

We are a leading digital medicine company, pioneering the development of cognitive treatments through game-changing technologies. Our approach of developing and commercializing technologies designed to directly target the physiology of the brain has established a new category of medicine—medicine that is validated through clinical trials like a drug or medical device, but experienced like entertainment. In June 2020, EndeavorRx, the first product built on our platform, was granted marketing authorization and classified as a Class II medical device by the U.S. Food and Drug Administration (“FDA”) through FDA’s de novo process. EndeavorRx is indicated for use to improve attention function for children ages 8-12 with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. In June 2023, we released EndeavorOTC, which is built on the same platform as EndeavorRx, nationwide without a prescription to improve attention function, ADHD symptoms and quality of life in adults 18 years of age and older with primarily inattentive or combined-type ADHD, under the FDA guidance entitled “Enforcement Policy for Digital Health Devices for Treating Psychiatric Disorders During the Coronavirus Disease 2019 Public Health Emergency” (the “COVID-19 Guidance”). The COVID-19 Guidance allows for the marketing of certain digital therapeutics without premarket clearance, de novo classification, or approval so long as certain criteria are met for the duration of the COVID-19 Guidance. The COVID-19 Guidance is expected to remain in effect until November 7, 2023. Additional FDA guidance allows for the continued distribution of devices falling under the COVID-19 Guidance without marketing authorization so long as the manufacturer has submitted a marketing submission to FDA, the submission has been accepted by FDA prior to November 7, 2023 and FDA has not taken a final action on the marketing submission. EndeavorOTC has not been cleared or authorized by the U.S. Food and Drug Administration for any indications. Our efforts are primarily focused on obtaining regulatory clearance and commercializing EndeavorOTC in adults with ADHD, commercializing EndeavorRx in children ages 8-12 with ADHD and obtaining an expanded label for EndeavorRx in adolescents ages 13-17 with ADHD. Further development of our pipeline outside of the ADHD space will be contingent upon capital raising and supportive business development activities.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary, which illuminate challenges that we face in connection with the successful implementation of our strategy and the growth of our business. The following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our securities and result in a loss of all or a portion of your investment:

Risks relating to our business and industry, including that:

•	We have a history of significant losses, anticipate that expenses may increase in the future, and may not be able to achieve or maintain profitability.

•

The failure of our digital therapeutics to achieve and maintain market acceptance and adoption by patients and physicians could have a material adverse effect on our business, prospects, results of operations and financial condition.

•

There is no assurance that we will obtain or maintain adequate coverage and reimbursement for EndeavorRx, EndeavorOTC, if granted marketing authorization, or for any of our future digital therapeutic product candidates, if granted marketing authorization, or that healthcare insurers will agree to reimburse purchases of our products in the future. Lack of reimbursement or any delay, reduction or elimination of these payments could have a material adverse effect on our business, prospects, results of operations and financial condition.

•

The market for digital therapeutics is new, rapidly evolving, and increasingly competitive, the healthcare industry in the U.S. is undergoing significant structural change, and the demand for digital therapeutics in the U.S. and in markets outside of the U.S. is uncertain, which makes it difficult to forecast demand for our products. As a result, all prospective financial information included herein are subject to change.

•

The market opportunities and revenue potential of EndeavorRx and EndeavorOTC and any potential expanded market for EndeavorRx and EndeavorOTC across additional age ranges in ADHD have not been established with precision. We have estimated the sizes and revenue potential of the market opportunities for EndeavorRx, our FDA-cleared product, and for EndeavorOTC, and these market opportunities may be smaller than we estimate.

•

Our development programs represent novel and innovative potential therapeutic areas, and negative perception of any product or product candidate that we develop could adversely affect our ability to conduct our business, obtain marketing authorizations or identify alternate regulatory pathways to market for such product candidate.

•	Clinical trials conducted by us or by third parties of any of our products or product candidates may fail to produce results necessary to support marketing authorization.

•

We face competition, and new products may emerge that provide different or better alternatives for treatment of the conditions that EndeavorRx, EndeavorOTC, if granted marketing authorization, or our future products, if granted marketing authorization, are authorized to treat.

•

If we fail to maintain clearance, de novo classification or approval to market our products and product candidates, including AKL-T01 for expanded indications, or if we are delayed in obtaining such marketing authorizations, our business, prospects, results of operations and financial condition could be materially and adversely affected.

•

EndeavorOTC is currently available via the Apple App Store® and EndeavorRx is currently available via the Apple App Store and on Google PlayTM, and each of our products is supported by third-party infrastructure. If our ability to access these markets or access necessary third-party infrastructure was stopped or otherwise restricted or limited, it could have a material adverse effect on our business, prospects, results of operations and financial condition.

•

If we are not able to develop and release new products, or successful enhancements, new features, and modifications to EndeavorOTC, EndeavorRx or any future products, our business, prospects, results of operations and financial condition could be materially and adversely affected.

•

We currently rely on a single third-party digital pharmacy for the fulfillment of prescriptions for EndeavorRx. This reliance on a single third party increases the risk that we could have a disruption in the fulfillment of prescriptions for EndeavorRx, which could have a material and adverse effect on our reputation, business, results of operations and financial condition.

•

If we are unable to adequately protect and enforce our intellectual property and proprietary technology, obtain and maintain patent protection for our technology and products where appropriate or if the scope of the patent protection obtained is not sufficiently broad, or if we are unable to protect the confidentiality of our trade secrets and know-how, our competitors could develop and commercialize technology and products similar or identical to our products, and our ability to successfully commercialize our technology and products may be impaired.

•

If we fail to comply with obligations in the agreements under which we collaborate with or license intellectual property rights from third parties, or otherwise experience disruptions to our business relationships with collaborators or licensors, we could lose rights that are important to our business.

•

We will need substantial additional funding, and if we are unable to raise capital when needed or on terms favorable to us, our business, financial condition and results of operations could be materially and adversely affected.

•

The amount of our future losses is uncertain and our quarterly and annual operating results may fluctuate significantly or fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act. As such, we may take advantage of reduced disclosure and other requirements otherwise generally applicable to public companies, including:

•	exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;

•

exemption from compliance with the requirement of the Public Company Accounting Oversight Board, or PCAOB, regarding the communication of critical audit matters in the auditor’s report on the financial statements;

•	reduced disclosure about our executive compensation arrangements; and

•	exemption from the requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of SCS’s initial public offering. As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in this prospectus, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.

Corporate Information

We were incorporated under the name “Social Capital Suvretta Holdings Corp. I” on February 25, 2021 as a Cayman Islands exempted company for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On August 19, 2022, we domesticated into a Delaware corporation and changed our name to “Akili, Inc.” in connection with the Domestication.

Our principal executive office is located at 125 Broad Street, Fifth Floor, Boston, Massachusetts 02110. Our telephone number is (617) 456-0597. Our website address is www.akiliinteractive.com. Information contained on, or otherwise accessible through, our website is not a part of this prospectus.

THE OFFERING

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section titled “Description of Our Securities.”

Issuance of common stock

Shares of common stock to be issued by us	1,876,687 shares of common stock reserved for issuance upon the exercise of stock options to purchase common stock.

Shares of common stock outstanding prior to the exercise of stock options	78,174,532 shares of common stock as of June 30, 2023.

Use of proceeds	We will receive up to an aggregate of approximately $5,665,727 from the exercise of stock options to which this registration statement relates (assuming the exercise in full of all of the outstanding stock options for cash). The exercise prices of the outstanding stock options range from $0.01 to $5.95 per share, with a weighted average exercise price of $3.02 per share. There is no assurance that stock options will be in the money prior to their expiration or that the holders of such stock options will elect to exercise any or all of such stock options. We believe the likelihood that these holders will exercise such stock options, and therefore any cash proceeds that we may receive in relation to the exercise of such stock options being offered for sale in this prospectus, will be dependent on the trading price of our common stock. If the market price for our common stock is less than the exercise price of stock options, we believe the holders of such stock options will be unlikely to exercise such securities. We expect to use any net proceeds from the exercise of stock options for general corporate purposes. See “Use of Proceeds”.

Resale of common stock

Shares of common stock offered by the Selling Securityholders	42,924,035 shares consisting of:

•	16,100,110 shares of common stock issued in the PIPE Investment by certain of the Selling Securityholders, acquired at a purchase price of $10.00 per share;

•

6,061,910 shares of common stock issued upon consummation of the Business Combination, in exchange for Class B ordinary shares of SCS originally issued to the Sponsor at a purchase price of $0.004 per share;

•

640,000 shares of common stock issued upon consummation of the Business Combination, in exchange for Class A ordinary shares of SCS originally issued to the Sponsor at a purchase price of $10.00 per share;

•	2,494,549 shares of common stock held by certain of our current and former directors, acquired at a weighted average purchase price of $1.53 per share;

•	15,684,066 shares of common stock issued to certain former equity holders of Akili pursuant to the Business Combination, acquired at a weighted average purchase price of $3.20 per share;

•

1,876,687 shares of common stock reserved for issuance upon the exercise of options to purchase common stock held by persons who previously ended their relationship with Akili prior to or concurrently with the Closing to the Business Combination, which have a weighted average exercise price of $3.02 per share;

•	the resale of 16,713 shares of common stock issued for exercised stock options; and

•	the resale of 50,000 shares of common stock previously issued upon the settlement of restricted stock units.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the securities registered under this prospectus for resale. See “Plan of Distribution”.

Use of proceeds	We will not receive any proceeds from the sale of the securities registered under this prospectus by the Selling Securityholders.

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Nasdaq symbols	Our common stock is listed on Nasdaq under the symbol “AKLI”.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A-Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. See “Where You Can Find More Information” and “Incorporation by Reference.” Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Also, please read the cautionary statement in this prospectus under “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We expect to use the net proceeds from the exercise of outstanding stock options, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of outstanding stock options. There is no assurance that the holders of the outstanding stock options will be in the money prior to their expiration or that the holders of such stock options will elect to exercise for cash any or all of such stock options. We believe the likelihood that these stock option holders will exercise such stock options, and therefore any cash proceeds that we may receive in relation to the exercise of such stock options being offered for sale in this prospectus, will be dependent on the trading price of our common stock. If the market price for our common stock is less than the exercise price of stock options, we believe the holders of such stock options will be unlikely to exercise such stock options.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

This prospectus relates to:

•	the resale of 16,100,110 shares of common stock issued in the PIPE Investment by certain of the Selling Securityholders, acquired at a purchase price of $10.00 per share;

•

the resale of 6,061,910 shares of common stock issued upon consummation of the Business Combination, in exchange for shares of Class B ordinary shares of SCS originally issued to the Sponsor at a purchase price of $0.004 per share;

•

the resale of 640,000 shares of common stock issued upon consummation of the Business Combination, in exchange for Class A ordinary shares of SCS originally issued to the Sponsor at a purchase price of $10.00 per share;

•	the resale of 2,494,549 shares of common stock held by certain of our former and current directors, acquired at a weighted average purchase price of $1.53 per share;

•	the resale of 15,684,066 shares of common stock issued to former equity holders of Akili pursuant to the Business Combination, acquired at a weighted average purchase price of $3.20 per share;

•

the issuance by us and resale of 1,876,687 shares of common stock reserved for issuance upon the exercise of options to purchase common stock held by persons who previously ended their relationship with Akili prior to or concurrently with the Closing of the Business Combination, which have a weighted average exercise price of $3.02 per share;

•	the resale of 16,713 shares of common stock issued for exercised stock options; and

•	the resale of 50,000 shares of common stock previously issued upon the settlement of restricted stock units.

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of August 30, 2023 regarding the beneficial ownership of the Selling Securityholders. The percentage of beneficial ownership after the offered securities are sold is calculated based on 78,210,113 shares of common stock outstanding as of August 30, 2023.

The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, the holders of shares of common stock reserved for issuance upon the exercise of options to purchase common stock covered by this prospectus, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock, other than through a public sale.

The following table is prepared based on information provided to us by the Selling Securityholders. The following table sets forth the names of the Selling Securityholders, and the aggregate number of shares of common stock that the Selling Securityholders may offer pursuant to this prospectus. The table does not include the issuance by us and resale of 720,981 shares of common stock reserved for issuance upon the exercise of options to purchase common stock by former employees, consultants and advisors who previously ended their relationship with Akili prior to the Closing of the Business Combination, each of which represents less than 1% of our outstanding shares of common stock and each of which is also covered by this prospectus.

	Securities Beneficially Owned Prior to this Offering	Securities to be Sold in this Offering	Securities Beneficially Owned After this Offering
Name of Selling Securityholder (1)	Akili, Inc. Common Stock	Akili, Inc. Common Stock	Akili, Inc. Common Stock	Percent
Aaron Cowen (2)	712,583	712,583	—	—
Adam Gazzaley (3)	1,156,464	1,089,314	67,150	*
Alex Rabodzey (4)	28,000	28,000	—	—
Alexander 2018 Trust (5)	34,300	34,300	—	—
Andrew Nathanson (6)	34,300	34,300	—	—
Alyeska Master Fund, L.P. (7)	672,500	400,110	272,390	*
Amgen Ventures LLC (8)	1,982,322	300,000	1,682,322	2.2
Apeiron Investment Group Ltd. (9)	100,000	100,000	—	—
Averill Master Fund, Ltd. (10)	3,841,718	3,540,000	301,718	*
Chamath Palihapitiya (11)	11,873,000	11,873,000	—	—
CP WY Remainder Interest Trust U/A/D Dated December 22, 2021. (12)	1,900,000	1,900,000	—	—
David Friedman (13)	216,090	216,090	—	—
David Spiegel, M.D., Ph.D. (14)	10,000	10,000	—	—
Frigga, Ltd. (15)	1,757,256	100,000	1,657,256	2.1
Gates Irrevocable Trust 2004 fbo the children of James R. Gates (16)	79,806	79,806	—	—
James R. Gates Separate Property Revocable Trust (17)	1,325,429	1,325,429	—	—
JAZZ Human Performance Opportunity Fund, L.P. (18)	693,226	693,226	—	—
JAZZ Human Performance Technology Fund, LP (19)	3,063,364	3,063,364	—	—
Jennifer Loeb (20)	17,150	17,150	—	—
John Spinale (21)	33,384	33,384	—	—
Kishan Mehta (22)	1,660,120	1,660,120	—	—
Michael Bond (23)	17,150	17,150	—	—
Omidyar Technology Ventures, LLC (24)	1,063,422	60,000	1,003,422	1.3
Polaris Healthcare Technology Opportunities Fund, L.P. (25)	827,685	250,000	577,685	*
Polaris Partners IX, L.P. (26)	827,687	250,000	577,687	*
PureTech Health LLC (27)	12,527,476	12,527,476	—	—
Robert Perez (28)	1,122,322	1,122,322	—	—
Senthil Sundaram (29)	30,000	30,000	—	—
Shoney Katz (30)	34,300	34,300	—	—
Steve Faraone	16,713	16,713	—	—
Sukumar Nagendran (31)	10,000	10,000	—	—
The Aaron Cowen 2012 Family Trust (32)	144,917	144,917	—	—

	Securities Beneficially Owned Prior to this Offering	Securities to be Sold in this Offering	Securities Beneficially Owned After this Offering
Name of Selling Securityholder (1)	Akili, Inc. Common Stock	Akili, Inc. Common Stock	Akili, Inc. Common Stock	Percent
TLS Beta Pte. Ltd. (33)	10,336,425	500,000	9,836,425	12.6
Vladimir Coric (34)	30,000	30,000	—	—

*	represents less than one percent of shares outstanding
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 125 Broad Street, 5th Floor, Boston, MA 02110.
(2)	Consists of 712,583 shares of common stock distributed by SVAV Sponsor I, LLC. The address of Aaron Cowen is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(3)

Consist of 1,089,314 shares of common stock held by Adam Gazzaley and 67,150 shares of common stock reserved for issuance upon the exercise of options held by Adam Gazzaley. Adam Gazzaley is on the board of directors of Akili, Inc.

(4)	Consists of 28,000 shares of common stock distributed by SVAV Sponsor I, LLC. The address of Alex Rabodzey is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(5)

Consists of 34,300 shares of common stock distributed by SVAV Sponsor I, LLC. Jennifer Loeb, Darren Weiner and Jayme Albin, the trustees of Alexander 2018 Trust, may be deemed to beneficially own shares of common stock held directly by Alexander 2018 Trust. The address of Alexander 2018 Trust is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(6)	Consists of 34,300 shares of common stock distributed by SVAV Sponsor I, LLC. The address of Andrew Nathanson is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(7)

Consist of 272,390 shares of common stock held of record by Alyeska Master Fund, L.P. and 400,110 shares of common stock held by Alyeska Master Fund, L.P. issued in the PIPE Investment. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(8)

Consist of 1,682,322 shares of common stock held of record by Amgen Ventures LLC and 300,000 shares of common stock held by Amgen Ventures LLC issued in the PIPE Investment. Amgen Ventures LLC is a wholly owned subsidiary of Amgen Inc. The address for Amgen Ventures LLC and Amgen Inc. is One Amgen Center Drive, Thousand Oaks, CA 91320.

(9)

Consist of 100,000 shares of common stock held by Apeiron Investment Group Ltd. issued in the PIPE Investment. Julien Höfer, Jefim Gewiet are managing directors of Apeiron Investment Group Ltd. and therefore may be deemed to beneficially own the shares of common stock held by Apeiron Investment Group Ltd. The address for Apeiron Investment Group Ltd. is 66 & 67, Beatrice, Amery Street, SLM1707, Sliema, Malta.

(10)

Consist of 301,718 shares of common stock held of record by Averill Master Fund, Ltd. and 3,540,000 shares of common stock held by Averill Master Fund, Ltd. issued in the PIPE Investment. Suvretta Capital Management, LLC, the investment manager of Averill Master Fund, Ltd., may be deemed to beneficially own the shares of common stock held by Averill Master Fund, Ltd. Aaron Cowen may be deemed to control Suvretta Capital Management, LLC, and therefore may be deemed to beneficially own the shares held by Averill Master Fund, Ltd. The business address of Averill Master Fund, Ltd. is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(11)

Consists of 11,873,000 shares of common stock, including 8,100,000 shares of common stock held of record by SC PIPE Holdings LLC (“SC PIPE Holdings”) and 3,773,000 shares of common stock held of record by

SC Master Holdings, LLC (“SC Master Holdings”). SC PIPE Holdings is controlled by Mr. Palihapitiya, the current Chairman of the Board and the former Chief Executive Officer and Chairman of SCS’s Board of Directors. SC Master Holdings is the sole member of SC PIPE Holdings. Mr. Palihapitiya and SC Master Holdings may be deemed to beneficially own shares of common stock held directly by SC PIPE Holdings by virtue of their indirect or direct interests in SC PIPE Holdings or their control over SC PIPE Holdings, as the case may be. SC Master Holdings is controlled by Mr. Palihapitiya. Mr. Palihapitiya may be deemed to beneficially own shares of common stock held directly by SC Master Holdings by virtue of his indirect interests in SC Master Holdings or his control over SC Master Holdings, as the case may be. The shares of common stock reported herein do not include 1,900,000 shares of common stock held directly by a trust for the benefit of members of Mr. Palihapitiya’s immediate family (the “Family Trust”), which are otherwise reported in this table. Mr. Palihapitiya may be deemed to beneficially own shares of common stock held directly by the Family Trust. The address of each of Mr. Palihapitiya, SC Master Holdings and SC PIPE Holdings is c/o SC Master Holdings, LLC, 506 Santa Cruz Avenue, Suite 300, Menlo Park, California 94025.
(12)

Consist of 1,900,000 shares of common stock held by the CP WY Remainder Interest Trust U/A/D Dated December 22, 2021. Mr. Palihapitiya, the current Chairman of the Board and the former Chief Executive Officer and Chairman of SCS’s Board of Directors, may be deemed to beneficially own shares of common stock held directly by CP WY Remainder Interest Trust U/A/D Dated December 22, 2021. The business address of the CP WY Remainder Interest Trust U/A/D Dated December 22, 2021 is 415 W 17th Street, Ste B2, Cheyenne, WY 82001.

(13)	Consists of 216,090 shares of common stock distributed by SVAV Sponsor I, LLC. The address of David Friedman is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(14)

Consists of 10,000 shares of common stock underlying the RSUs held by David Spiegel, M.D., Ph.D. that vested at Closing and are issuable on the date on which this prospectus is declared effective by the SEC.

(15)

Consist of 1,657,256 shares of common stock held of record by Frigga Ltd. and 100,000 shares of common stock held by Frigga Ltd. issued in the PIPE Investment. Evidity Capital, LLC is the discretionary investment advisor of Canepa Advanced Healthcare Partners, Ltd., which is the general partner of Canepa Advanced Healthcare Fund, L.P., which is the sole shareholder of Frigga Ltd. Voting and dispositive determinations with respect to the securities held by Frigga Ltd. are made by the investment committee of Evidity Capital, LLC, which is comprised of Paul Enever, Alejandro Sanchez and Adam Lessler. Accordingly, each of the entities and individuals named herein may be deemed to share beneficial ownership of the securities held of record by Frigga Ltd. The address for Frigga Ltd. is Clarendon House, 2 Church Street. Hamilton HM 11. Bermuda.

(16)

Consists of 79,806 shares of common stock held by the Gates Irrevocable Trust 2004 fbo the children of James R. Gates. James R. Gates is the trustee and may be deemed to control the Gates Irrevocable Trust 2004 fbo the children of James R. Gates, and therefore may be deemed to beneficially own the shares held by the Gates Irrevocable Trust 2004 fbo the children of James R. Gates. James R. Gates was on the board of directors of Akili.

(17)

Consist of 1,325,429 shares of common stock held by the James R. Gates Separate Property Revocable Trust. James R. Gates may be deemed to control the James R. Gates Separate Property Revocable Trust, and therefore may be deemed to beneficially own the shares held by the James R. Gates Separate Property Revocable Trust. James R. Gates was on the board of directors of Akili.

(18)

Consist of 693,226 shares of common stock held by JAZZ Human Performance Opportunity Fund, LP. John Harris, John Spinale, Zack Lynch, Andrew Firlik are managing members of JAZZ Human Performance Opportunity GP, LLC, and therefore may be deemed to beneficially own the shares held by JAZZ Human Performance Opportunity Fund, LP. John Spinale was on the board of directors of Akili. The business address for JAZZ Human Performance Opportunity Fund, LP is 548 Market Street #27799, San Francisco, CA 94014.

(19)

Consist of 2,963,364 shares of common stock held of record by JAZZ Human Performance Technology Fund, LP and 100,000 shares of common stock held by JAZZ Human Performance Technology Fund, LP issued in the PIPE Investment. John Harris, John Spinale, Zack Lynch, Andrew Firlik are managing members of JAZZ Human Performance Technology GP, LLC, and therefore may be deemed to beneficially own the shares held by JAZZ Human Performance Technology Fund, LP. John Spinale was on the board of directors of Akili. The business address for JAZZ Human Performance Technology Fund, LP is 548 Market Street #27799, San Francisco, CA 94104.
(20)	Consists of 17,150 shares of common stock distributed by SVAV Sponsor I, LLC. The address of Jennifer Loeb is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(21)	Consist of 33,384 shares of common stock reserved for issuance upon the exercise of options held by John Spinale. John Spinale was on the board of directors of Akili.
(22)

Consists of 1,660,120 shares of common stock distributed by SVAV Sponsor I, LLC. Kishan Mehta was the president and on the board of directors of SCS. The address of Kishan Mehta is 540 Madison Avenue, 7th Floor, New York, NY 10022

(23)	Consists of 17,150 shares of common stock distributed by SVAV Sponsor I, LLC. The address of Michael Bond is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(24)

Consist of 1,003,422 shares of common stock held of record by Omidyar Technology Ventures, LLC (“Omidyar”) and 60,000 shares of common stock held by Omidyar issued in the PIPE Investment. Jeffery R. Alvord is the director and president of Omidyar and therefore may be deemed to beneficially own the shares of common stock held by Omidyar. Each of Robinson C. Jacobs and Matthew K. Stepan is the director and vice president of Omidyar and therefore may be deemed to beneficially own the shares of common stock held by Omidyar. Matthew J. Deakin is the trustee of the Pierre M. Omidyar Trust, the ultimate beneficial owner of Omidyar, and therefore may be deemed to beneficially own the shares of common stock held by Omidyar. Todor Tashev, a former partner of Omidyar Technologies Ventures, was an observer on our board until February 2022. The address for Omidyar is 720 University Avenue, Suite 200, Los Gatos, California, 95032.

(25)

Consist of 577,685 shares of common stock held by record by Polaris Healthcare Technology Opportunities Fund, L.P. (“PHCT”) and 250,000 shares of common stock held by PHCT issued in the PIPE Investment. Polaris Healthcare Technology Opportunities Fund GP, L.L.C. (“PHCT GP”) is the general partner of PHCT and may be deemed to have sole voting and dispositive power with respect to the shares held by PHCT. David Barrett, Brian Chee, Amir Nashat and Amy Schulman (collectively, the “PHCT GP Managing Members”) are the managing members of PHCT GP. Each of the PHCT GP Managing Members, in their respective capacities with respect to PHCT GP, may be deemed to have shared voting and dispositive power with respect to the shares held by PHCT. The principal business address for all entities and individuals affiliated with Polaris Partners is c/o Polaris Partners, One Marina Park Drive, 10th Floor, Boston, Massachusetts 02210.

(26)

Consist of 577,687 shares of common stock held of record by Polaris Partners IX, L.P. (“PP IX”) and 250,000 shares of common stock held by PP IX issued in the PIPE Investment. Polaris Partners GP IX, L.L.C. (“PP GP IX”) is the general partner of PP IX and may be deemed to have sole voting and dispositive power with respect to the shares held by PP IX. David Barrett, Brian Chee, Amir Nashat and Amy Schulman (collectively, the “PP GP IX Managing Members”) are the managing members of PP GP IX. Each of the PP GP IX Managing Members, in their respective capacities with respect to PP GP IX, may be deemed to have shared voting and dispositive power with respect to the shares held by PP IX. The principal business address for all entities and individuals affiliated with Polaris Partners is c/o Polaris Partners, One Marina Park Drive, 10th Floor, Boston, Massachusetts 02210.

(27)

Consist of 12,027,476 shares of common stock held of record by PureTech Health LLC and 500,000 shares of common stock held by PureTech Health LLC issued in the PIPE Investment. Voting and investment power over the shares held by PureTech Health LLC is exercised by its parent entity, PureTech Health plc. The board of directors of PureTech Health plc consists of Ms. Sharon Barber-Lui, Dr. Bharatt Chowrira, Dr. Raju Kucherlapati, Dr. John LaMattina, Dr. Robert Langer, Ms. Kiran Mazumdar-Shaw and Ms. Daphne Zohar. None of the members of the board of directors of PureTech Health plc or PureTech Health LLC has individual voting or investment power with respect to such shares. Dr. Bharatt Chowrira was a member of the board of directors of Akili, Inc from June 2021 through October 2022. The address for PureTech Health LLC and the individuals listed above is c/o PureTech Health LLC, 6 Tide Street, Suite 400, Boston, Massachusetts 02210.

(28)	Consist of 1,122,322 shares of common stock reserved for issuance upon the exercise of options held by Robert Perez. Robert Perez was on the board of directors of Akili.
(29)	Consists of 30,000 shares of common stock underlying the RSUs held by Senthil Sundaram that vested at Closing and are issuable on the date on which this prospectus is declared effective by the SEC.
(30)	Consists of 34,300 shares of common stock distributed by SVAV Sponsor I, LLC. The address of Shoney Katz is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(31)	Consists of 10,000 shares of common stock underlying the RSUs held by Sukumar Nagendran that vested at Closing and are issuable on the date on which this prospectus is declared effective by the SEC.
(32)

Consists of 144,917 shares of common stock distributed by SVAV Sponsor I, LLC. Leslee Cowen and Laura Neiman, the trustees of The Aaron Cowen 2012 Family Trust, may be deemed to beneficially own shares of common stock held directly by The Aaron Cowen 2012 Family Trust. The address of The Aaron Cowen 2012 Family Trust is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(33)

Consist of 9,836,425 shares of common stock held of record by TLS Beta Pte. Ltd. and 500,000 shares of common stock held by TLD Beta Pte. Ltd issued in the PIPE Investment. TLS Beta Pte. Ltd., or TLS, is a direct wholly-owned subsidiary of Temasek Life Sciences Private Limited, or TLSPL, which in turn is a direct wholly-owned subsidiary of Fullerton Management Pte Ltd, or Fullerton, which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited, or Temasek. In such capacities, each of TLSPL, Fullerton and Temasek may be deemed to have voting and dispositive power over the shares held by TLS. The address for TLS, TLSPL, Fullerton and Temasek is 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(34)	Consist of 30,000 shares of common stock held by Vladimir Coric.

A Selling Securityholder may sell or otherwise transfer all, some or none of such shares of common stock in this offering. See “Plan of Distribution”.

Material Relationships with Selling Securityholders

Below is a description of material relationships in the past three years between the Company, its predecessors or affiliates and certain Selling Securityholders.

Founder Shares and Private Placement Shares

In March 2021, the Sponsor purchased 5,750,000 SCS Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.004 per share (the “founder shares”). In June 2021, the Sponsor transferred 30,000 founder shares to Vladimir Coric (an independent director). On June 29, 2021, SCS effected a share capitalization resulting in Sponsor and Mr. Coric holding an aggregate of 6,325,000 founder shares (up to 825,000 of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option in the initial public offering was exercised), resulting in an effective purchase price per founder share of approximately $0.004. These founder shares are identical to the SCS Class A ordinary shares included in the units sold in SCS’ initial public offering, except that (i) prior to the initial business combination (as defined in the Cayman Constitutional Documents), only the holders of the founder shares have the right to vote on the election of directors and holders of a majority of the founder shares may remove a member of the board of directors for any reason, (ii) the founder shares are subject to certain transfer restrictions, (iii) the holders of the founder shares have agreed pursuant to a letter agreement to waive (x) their redemption rights with respect to the founder shares, private placement shares and public shares held by them in connection with the completion of a business combination, (y) their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with a shareholder vote to amend the Cayman Constitutional Documents (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by July 2, 2023 or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (z) their rights to liquidating distributions from the trust account with respect to the founder shares and private placement shares if SCS fails to complete a business combination by July 2, 2023, (iv) the founder shares are automatically convertible into SCS Class A ordinary shares at the time of the initial business combination and (v) the founder shares are entitled to registration rights.

On July 2, 2021, SCS consummated its initial public offering of its Class A ordinary shares, which included a partial exercise by the underwriters of their over-allotment option. As a result of the underwriters’ election to partially exercise their over-allotment option, a total of 750,000 founder shares are no longer subject to forfeiture and 75,000 founder shares were forfeited, resulting in an aggregate of 6,250,000 founder shares held by Sponsor and one of our independent directors.

In connection with the Business Combination, upon the Domestication, 6,250,000 private placement shares converted automatically, into shares of Akili, Inc. common stock on a one-for-one basis.

Simultaneously with the closing of the initial public offering, SCS consummated the private sale of 640,000 private placement shares at a purchase price of $10.00 per private placement share, to the Sponsor generating gross proceeds to us of $6.4 million. The private placement shares are identical to the Class A ordinary shares sold in SCS’ initial public offering except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not have rights to funds held in the trust account; (2) they may not, subject to certain limited exceptions and as modified by the Lock-Up Agreement, be transferred, assigned or sold by the Sponsor until 30 days after the completion of SCS’ initial business combination; and (3) they are entitled to registration rights.

In connection with the Business Combination, upon the Domestication, 640,000 founder shares converted automatically, into shares of Akili, Inc. common stock on a one-for-one basis.

Registration Rights

The holders of the founder shares and private placement shares (and any SCS Class A ordinary shares issuable upon the conversion of the founder shares) are entitled to registration rights pursuant to a registration rights agreement signed June 29, 2021 requiring SCS to register such securities for resale (in the case of the founder shares, only after conversion to SCS Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that SCS register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of SCS’ initial business combination and rights to require SCS to register for resale such securities pursuant to Rule 415 under the Securities Act. SCS will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Business Combination, the registration rights agreement was amended and restated.

Subscription Agreements

Concurrently with the execution of the Merger Agreement, SCS entered into Subscription Agreements with the Sponsor Related PIPE Investors, pursuant to which the Sponsor Related PIPE Investors have subscribed for shares of Akili, Inc. common stock in connection with the PIPE Investment. The Sponsor Related PIPE Investors funded $135,400,000 of the PIPE Investment, for which they will receive 13,540,000 shares of Akili, Inc. common stock. Specifically, (i) entities affiliated with Chamath Palihapitiya, subscribed for an aggregate of 10,000,000 shares of Akili, Inc. common stock, (ii) Averill Master Fund, Ltd., an entity affiliated with Kishan Mehta via his employment with Suvretta Capital Management, LLC, the investment manager of Averill Master Fund, Ltd., subscribed for 3,540,000 shares of Akili, Inc. common stock.

The PIPE Investment was consummated substantially concurrently with the Closing of the Business Combination.

Related Party Notes and Advances

As of July 2, 2021, the Sponsor paid for certain offering costs on behalf of the SCS in connection with the Initial Public Offering. The advances are non-interest bearing and due on demand. As of March 31, 2022, advances amounting to $43,686 were outstanding.

On March 2, 2021, SCS issued an unsecured promissory note to the Sponsor (the “Pre-IPO SCS Promissory Note”), pursuant to which SCS could borrow up to an aggregate principal amount of $300,000. The Pre-IPO SCS Promissory Note was non-interest bearing and payable on the earlier of December 31, 2021 and the completion of the Initial Public Offering. The outstanding balance under the Pre-IPO SCS Promissory Note of $300,000 was repaid at the closing of the Initial Public Offering on July 2, 2021. Borrowings are no longer available under the Pre-IPO SCS Promissory Note.

On April 20, 2022, SCS issued an unsecured promissory note (the “SCS Promissory Note”) to the Sponsor, pursuant to which SCS could borrow up to an aggregate principal amount of $1,500,000. The SCS Promissory Note is non-interest bearing, unsecured and payable upon the earlier of July 2, 2023 and the effective date of a business combination. The SCS Promissory Note is subject to customary events of default which could, subject to certain conditions, cause the SCS Promissory Note to become immediately due and payable. As of March 1, 2023, $0 was outstanding under the SCS Promissory Note.

Administrative Services Agreement

SCS entered into an agreement whereby, commencing on July 2, 2021 through the earlier of the consummation of a business combination or SCS’ liquidation, SCS will pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, administrative and support services.

Certain Pre-Business Combination Relationships and Related Person Transactions—Akili

Series D Preferred Stock Financing

On May 25, 2021, Akili sold an aggregate of 13,053,508 shares of Series D Preferred Stock at a purchase price of approximately $8.426854 per share, for an aggregate purchase price of $110,000,006.11 (the “Akili Series D Preferred Stock Financing”). The participants in the Akili Series D Preferred Stock Financing included persons affiliated with members of Akili’s board of directors and persons that currently hold more than 5% of Akili’s outstanding capital stock. The following table summarizes purchases of shares of Series D Preferred Stock from Akili by such related persons:

Name	Akili Series D Preferred Shares	Total Purchase Price
TLS Beta Pte. Ltd.(1)	2,966,706	$24,999,998.32
Neuberger Berman Principal Strategies
PRIMA Fund LP(2)	1,201,813	$10,127,502.69
PRIMA MLP Fund LP(2)	1,186,682	$9,999,995.95
Neuberger Berman Principal Strategies
PRIMA Co-Invest Fund VI LP(2)	578,211	$4,872,499.68
JAZZ Human Performance Technology Fund, L.P.(3)	534,007	$4,499,999.02
JAZZ Human Performance Opportunity Fund, L.P.(3)	356,005	$3,000,002.16

(1)	TLS Beta Pte. Ltd. (“Temasek”) was a holder of more than 5% of Akili’s outstanding capital stock.
(2)

Neuberger Berman Principal Strategies PRIMA Fund LP and its affiliated entities, PRIMA MLP Fund LP and Neuberger Berman Principal Strategies PRIMA Co-Invest Fund VI LP (collectively, “Neuberger”), was a holder of more than 5% of Akili’s outstanding capital stock.

(3)

John Spinale is a member of the board of directors of Akili and an affiliate of JAZZ Human Performance Technology Fund, L.P. and JAZZ Human Performance Opportunity Fund, L.P. (collectively, “JAZZ”). JAZZ was a holder of more than 5% of Akili’s outstanding capital stock.

Series C Preferred Stock Financing

From May 8, 2018 through August 8, 2018, Akili sold an aggregate of 8,016,645 shares of Series C Preferred Stock at a purchase price of approximately $8.5073 per share, for an aggregate purchase price of $68,200,004.00 (the “Akili Series C Preferred Stock Financing”). The participants in the Akili Series C Preferred Stock Financing included persons affiliated with members of Akili’s board of directors and persons that currently hold more than 5% of Akili’s outstanding capital stock. The following table summarizes purchases of Akili Series C Preferred Shares from Akili by such related persons:

Name	Akili Series C Preferred Shares	Total Purchase Price
TLS Beta Pte. Ltd.(1)	3,526,383	$29,999,998.10
JAZZ Human Performance Technology Fund, L.P.(2)	587,731	$5,000,003.94

(1)	Temasek was a holder of more than 5% of Akili’s outstanding capital stock.
(2)	John Spinale is a member of the board of directors of Akili and an affiliate of JAZZ. JAZZ was a holder of more than 5% of Akili’s outstanding capital stock.

Akili Agreements with Stockholders

Investors’ Rights Agreement

Akili is party to a Third Amended and Restated Investors’ Rights Agreement, dated as of May 25, 2021 (the “IRA”) which granted registration rights and information rights, among other things, to certain holders of Akili’s capital stock, including entities affiliated with PureTech Health LLC (PureTech), Temasek, JAZZ and Neuberger. Certain holders of Akili’s capital stock, including entities affiliated with PureTech, Temasek, JAZZ and Neuberger, agreed to vote their shares of Akili’s capital stock in favor of certain matters in the IRA, including with respect to the election of directors. The IRA terminated upon the Closing of the Business Combination.

Right of First Refusal and Co-Sale Agreement

Pursuant to certain agreements with its stockholders, including the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 25, 2021 (the “ROFR Agreement”), Akili had the right to purchase shares of Akili’s capital stock that certain of its stockholders proposed to sell to other parties. Certain holders of Akili’s capital stock that were party to the ROFR Agreement include PureTech, Temasek, JAZZ and Neuberger. The ROFR Agreement terminated upon the Closing of the Business Combination.

PureTech Services Agreement

Akili entered into that certain Business Services, Personnel and Information Management Agreement effective as of December 1, 2011 (the “Services Agreement”) with PureTech Management, Inc. (“PureTech Management”), PureTech and PureTech Health plc (collectively with PureTech Management and PureTech, the “PureTech Entities”) and PureTech currently holds more than 5% of Akili’s outstanding capital stock. Pursuant to the terms of the Services Agreement, the PureTech Entities provide Akili with management expertise, strategic advice, accounting and administrative support, computer and telecommunications services and office infrastructure and personnel services from time to time. In connection with such services provided by the PureTech Entities to Akili under the Services Agreement, Akili paid PureTech an aggregate of $1,000 in 2019 and $19,000 in 2020 and $0 in 2021. The Services Agreement was terminated in connection with the Business Combination.

Executive Officer and Director Compensation Arrangements

On May 1, 2016, Akili and Adam Gazzaley, M.D., Ph.D., a member of our board of directors, entered into a Scientific Advisory Board and Chief Science Advisor Agreement (the “Gazzaley Agreement”), as amended on

October 29, 2018. Pursuant to the Gazzaley Agreement, Dr. Gazzaley provides certain consulting, advisory and related services to us. In consideration for Dr. Gazzaley’s services, Akili agreed to pay Dr. Gazzaley a monthly retainer of $8,333.33. In connection with entering into the Gazzaley Agreement, Akili also granted Dr. Gazzaley a stock option to purchase 25,000 shares of our common stock. Additionally, as compensation and in consideration of a license to Akili for any additional intellectual property developed in Dr. Gazzaley’s lab, if any, Akili agreed to grant a stock option to purchase 25,000 shares of our common stock, which conditional grant has not occurred.

On January 8, 2017, Akili and Robert Perez, a member of legacy Akili’s board of directors, entered into an Executive Advisor Agreement (the “Perez Agreement”), as amended from time to time. Pursuant to the Perez Agreement, Mr. Perez provided certain consulting, advisory and related services for Akili in connection with his successive roles as Executive Advisor and Strategist, Executive Chairman of the legacy Akili board of directors, and currently a Board advisor. In consideration for Mr. Perez’s services, Akili agreed to pay Mr. Perez a consulting fee of $4,000 for each week that Mr. Perez spent actively engaged in the consulting, advisory, and related services for Akili. In connection with entering into the Perez Agreement, Akili also granted Mr. Perez a stock option to purchase 195,000 shares of Akili’s common stock. Since entering into the Perez Agreement and from time to time, Akili’s board of directors had adjusted the consulting fee that Mr. Perez was entitled to in exchange for his services. In connection with such services, Akili paid Mr. Perez an aggregate of $38,333 in 2020, $100,000 in 2021, and $66,667 in 2022. As of and after the August 19, 2022 closing of the Business Combination, Mr. Perez is no longer entitled to any cash compensation under the Perez Agreement.

Director and Officer Indemnification

Akili’s certificate of incorporation and bylaws provided for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Akili entered into indemnification agreements with each of its directors. Following the Business Combination, these agreements were replaced with new indemnification agreements for each of the directors and officers of Akili, Inc. For additional information, see “Description of Our Securities—Limitations on Liability and Indemnification of Officers and Directors.”

Amended and Restated Registration Rights Agreement

In connection with the Closing of the Business Combination, SCS and certain stockholders of Akili and SCS entered into the Amended and Restated Registration Rights Agreement, pursuant to which SCS agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Akili, Inc. common stock that are held by the parties thereto from time to time. Pursuant to the Registration Rights Agreement, the stockholder parties have customary registration rights, including shelf, demand and piggy-back rights, subject to cooperation and cut-back provisions, with respect to the shares of Akili, Inc. common stock held by such parties.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of common stock which we refer to as the securities, or interests in the securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their securities or interests in the securities on any stock exchange, market or trading facility on which the securities are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of the securities or their interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions or transfers to their members, partners, employees or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through agents;

•	through broker-dealers who may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per share or warrant; and

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our ordinary shares and a combination of any such methods of sale or any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some portion or all of the securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the securities or interests in the securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell the securities short and deliver the securities to close out their short positions, or loan or pledge the securities to broker- dealers that in turn may sell the securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the securities, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of such securities less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. The Selling Securityholders also may in the future resell securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests in the securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholders is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Our common stock is listed on Nasdaq under the symbol “AKLI”.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts. The underwriters, broker- dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Selling Securityholders may use this prospectus in connection with resales of the securities. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of the securities and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of the securities.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus, which we expect to be approximately $35,000.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Akili, Inc. common stock or Akili, Inc. warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Akili, Inc. at the time of, or at any time during the three months preceding, a sale and (ii) Akili, Inc. is subject to periodic reporting requirements under the Exchange Act for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Akili, Inc. was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Akili, Inc. common stock or Akili, Inc. warrants for at least six months but who are affiliates of Akili, Inc. at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Akili, Inc. common stock then outstanding; or

•	the average weekly reported trading volume of Akili, Inc. common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Akili, Inc. under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Akili, Inc.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the Business Combination, Akili, Inc. is no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of any of the above noted restricted securities.

DESCRIPTION OF OUR SECURITIES

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

Authorized Capitalization

General

The total amount of authorized capital stock of Akili, Inc. consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. We have approximately 78,174,532 shares of common stock and no shares of preferred stock outstanding as of June 30, 2023. As of June 30, 2023, there were 43 holders of record of our common stock.

Preferred Stock

The board of directors of Akili, Inc. (the “Board”) has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of Akili, Inc.

Common Stock

Akili, Inc. common stock is not entitled to preemptive or other similar subscription rights to purchase any of Akili, Inc. securities. Akili, Inc. common stock is neither convertible nor redeemable.

Warrants

As of June 30, 2023, warrants to purchase up to 133,578 shares of our common stock were issued and outstanding.

Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided by the Certificate of Incorporation. The Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Our common stock holders are entitled to the payment of dividends and other distributions as may be declared by the Board from time to time out of the assets of Akili, Inc. or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of Akili, Inc. preferred stock, if any, and any contractual limitations on the ability of Akili, Inc. to declare and pay dividends.

Other Rights

Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of preferred stock that we may designate and issue in the future.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of the affairs of Akili, Inc., or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Akili, Inc. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Akili, Inc. to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of Akili, Inc. stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.

Classified Board

The Certificate of Incorporation provides that the Board is divided into three classes (Class I, Class II and Class III), one class of which will be elected each year by our stockholders. The first term of office of the Class I directors expires at the first annual meeting of stockholders following the effectiveness of the Certificate of Incorporation, the first term of office of the Class II directors expires at the second annual meeting of stockholders following the effectiveness of the Certificate of Incorporation and the first term of office of the Class III directors expires at the third annual meeting of stockholders following the effectiveness of the Certificate of Incorporation. Accordingly, a third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us because it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

Director Removal and Filling Vacancies

The Certificate of Incorporation provides that directors may be removed only for cause and then only by the affirmative vote of not less than two-thirds (2/3) of the holders of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chair of the Board, (b) the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office or (c) the Chief Executive Officer of Akili, Inc., provided that such special meeting may be postponed, rescheduled or cancelled by the Board. The Bylaws limit the business that may be conducted at an annual or special meeting of stockholders to those matters properly brought before the meeting.

Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Advance Notice Requirements

The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary of Akili, Inc. prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of the Certificate of Incorporation must first be approved by a majority of the Board, and if required by law or the Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and amendment of the certificate of incorporation must be approved by not less than two-thirds (2/3) of the outstanding shares entitled to vote on the amendment, and not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class. The Bylaws may be amended or repealed by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the Bylaws; and generally may also be amended by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares entitled to vote on the amendment.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (ii) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation not to be governed by this particular Delaware law. The Certificate of Incorporation does not opt Akili, Inc. out of Section 203 and, therefore, Section 203 applies to Akili, Inc.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation provides that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. We have or expect to enter into agreements to indemnify its directors, executive officers and other employees as determined by the Board. Under the Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of Akili, Inc. or was serving at the request of Akili, Inc. as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of Akili, Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require us to advance expenses (including attorneys’ fees) incurred by a director in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by Akili, Inc. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against Akili, Inc. and may reduce the amount of money available to Akili, Inc.

Exclusive Jurisdiction of Certain Actions

The Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court located within the State of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Akili, Inc., (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer or other employee of Akili, Inc. to Akili, Inc. or Akili, Inc.’s stockholders including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against Akili, Inc. or any current or former director, officer or other employee of Akili, Inc. arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (as may be amended from time to time) (including the interpretation, validity or enforceability thereof), (d) any action asserting a claim related to or involving Akili, Inc. that is governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL (the “Delaware Forum Provision”). The Delaware Forum Provision, however, does not apply to any causes of action arising under the Securities Act or the Exchange Act or to any claim for which the federal courts have exclusive jurisdiction. The Bylaws also provide that, unless Akili, Inc. consents in writing to the selection of an alternate forum, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and the rules and regulation promulgated thereunder, will be the federal district courts of the U.S. (the “Federal Forum Provision”). Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The Delaware Forum Provision and the Federal Forum Provision will not relieve Akili, Inc. of its duties to comply with the federal securities laws and the rules and regulations thereunder, and Akili, Inc. stockholders will not be deemed to have waived Akili, Inc.’s compliance with these laws, rules and regulations.

Transfer Agent

The transfer agent for Akili, Inc. common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the securities of Akili, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of Akili, Inc. as of December 31, 2022 and 2021, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the Internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.akiliinteractive.com. The information contained on, or otherwise accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023;

•	Our Definitive Proxy Statement on Schedule 14A (to the extent incorporated by reference into our Annual Report on Form 10-K), filed with the SEC on March 22, 2023;

•

our  Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May  12, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 10, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2023, January 12, 2023, May 3, 2023, May 4, 2023 and June 7, 2023; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on June  29, 2021, as updated by the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 9, 2023, together with any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: 125 Broad Street, Fifth Floor, Boston, Massachusetts 02110 and telephone (617) 456-0597. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

SEC registration fee	$	*
Accounting fees and expenses		5,000
Legal fees and expenses		30,000
Financial printing and miscellaneous expenses		—

Total		$35,000

*	Previously paid.

Item 15.	Indemnification of directors and officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all fees, expenses and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16.	Exhibits and Financial Statements Schedules.

(a) Exhibits.

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

2.1+	Agreement and Plan of Merger, dated as of January 26, 2022, by and among the Registrant, Karibu Merger Sub, Inc., and Akili Interactive Labs, Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 filed on February 14, 2022).

3.1	Certificate of Incorporation of Akili, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 23, 2022).

3.2	By-Laws of Akili, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 23, 2022).

4.1	Specimen Common Stock Certificate of Akili, Inc. (incorporated by reference to Exhibit 4.2 to Akili, Inc.’s Amendment No. 3 to the Registration Statement on Form S-4 filed on June 10, 2022).

4.2	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.2 to Akili, Inc.’s Form 10-K filed on March 9, 2023).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

Exhibit Number	Description

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the initial filing of the original Registration Statement on August 24, 2022).

107	Filing Fee Exhibit (incorporated by reference to Exhibit 107 to the initial filing of this Registration Statement on August 24, 2022).

*	Filed herewith.
**

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

+

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(a) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 5th of September, 2023.

Akili, Inc.

By:	/s/ W. Edward Martucci II, Ph.D.
Name:	W. Edward Martucci II, Ph.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ W. Edward Martucci II, Ph.D. W. Edward Martucci II, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2023

/s/ Santosh Shanbhag Santosh Shanbhag	Chief Financial Officer (Principal Financial and Accounting Officer)	September 5, 2023

* Chamath Palihapitiya	Chairman and Director	September 5, 2023

* Kenneth Ehlert	Director	September 5, 2023

* Adam Gazzaley, M.D., Ph.D.	Director	September 5, 2023

/s/ Mary Hentges Mary Hentges	Director	September 5, 2023

* William “BJ” Jones, Jr.	Director	September 5, 2023

* Christine Lemke	Director	September 5, 2023

*By:	/s/ W. Edward Martucci II, Ph.D.
W. Edward Martucci II, Ph.D.
Attorney-in-Fact